Exhibit 32.2

Statement of Chief Financial Officer

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Financial Officer of Sempra Energy (the "Company") certifies that:

(i)

the Annual Report on Form 10-K/A Amendment No. 2 of the Company filed with the Securities and Exchange Commission for the year ended December 31, 2011 (the "Annual Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)

the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 27, 2012

/s/ Joseph A. Householder
Joseph A. Householder
Chief Financial Officer